FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                   SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.

                            Scottish Re Group Limited
                            -------------------------
             (Exact name of registrant as specified in its charter)

             Cayman Islands                               98-0362785
          --------------------                     -----------------------
     (Jurisdiction of incorporation                   (IRS Employer
            or organization)                       Identification No.)

                           P.O. Box 2939 Crown House,
                                   Third Floor
                               4 Par-la-Ville Road
                             Hamilton HM MX Bermuda
                                 (441) 295-4451

                    (Address of principal executive offices)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-104545

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class              Name of each exchange on
       to be so registered              which each class is to be registered
       -------------------              ------------------------------------

       Hybrid Capital Units              New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.     Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby are the Hybrid Capital Units (the "Units") of Scottish Re Group Limited (the "Company").

         The description of the Company's Units to be registered hereby is incorporated herein by reference to the description included under the caption "Description of Share Purchase Contracts and Share Purchase Units" in the Registration Statement on Form S-3 of the Company, Registration No. 333-104545, as amended (as the same may be further amended from time to time after the date hereof, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Units shall be deemed to be incorporated herein by reference.

Item 2.     Exhibits.

Exhibit
Number                  Exhibit
-------                 -------

3.1 Memorandum of Association of the Company as amended as of December 14, 2001 (incorporated by reference to our Current Report on Form 8-K/A, filed with the SEC on January 11, 2002)
3.2 Articles of Association of the Company as amended as of May 2, 2002 (incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2003)

4.1 Form of Purchase Contract Agreement (incorporated by reference to our Registration Statement on Form S-3, Registration Number 333-104545, filed April 15, 3004, and incorporated by reference herein)

4.2 Form of Pledge Agreement (incorporated by reference to our Registration Statement on Form S-3,
               Registration Number 333-104545, filed April 15, 3004, and incorporated by reference herein)

4.3 Form of Ordinary Share Certificate (incorporated by reference to our Registration Statement on Form S-1, Registration Number 333-57227, filed October 17, 1998, and incorporated by reference herein)


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

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 SCOTTISH RE GROUP LIMITED


                                 By:  /s/ Paul Goldean
                                      ----------------------------------
                                      Paul Goldean
                                      Senior Vice President and General Counsel


DATED:  December 10, 2003











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

EXHIBIT INDEX

Exhibit
Number                  Exhibit
--------                -------

3.1 Memorandum of Association of the Company as amended as of December 14, 2001 (incorporated by reference to our Current Report on Form 8-K/A, filed with the SEC on January 11, 2002)

3.2 Articles of Association of the Company as amended as of December 14, 2001 (incorporated by reference to our Current Report on Form 8-K filed with the SEC on April 14, 2003)

4.1 Form of Purchase Contract Agreement (incorporated by reference to our Registration Statement on Form S-3, Registration Number 333-104545, filed April 15, 3004, and incorporated by reference herein)

4.2 Form of Pledge Agreement (incorporated by reference to our Registration Statement on Form S-3,
           Registration Number 333-104545, filed April 15, 3004, and incorporated by reference herein)

4.3 Form of Ordinary Share Certificate (incorporated by reference to our Registration Statement on Form S-1, Registration Number 333-57227, filed October 17, 1998, and incorporated by reference herein)




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